Exhibit 99.3

ACQUISITION BY I SQUARED CAPITAL

Investor Questions & Answers

January 15, 2021

General

Q: What was announced?

A: Atlantic Power Corporation (“Atlantic Power”) has entered into an agreement under which it will be acquired by a fund managed by I Squared Capital Advisors (US) LLC (“I Squared Capital”) an independent global infrastructure investment manager focusing on energy, utilities, digital infrastructure, transport, and social infrastructure in the Americas, Europe and Asia.

In connection with the transaction, holders of Atlantic Power’s and its subsidiaries’ securities will receive cash in exchange for the securities they currently own. As a result of the transaction, Atlantic Power will become a private company.

Q: Why are you selling now? Why to I Squared Capital?

A: Atlantic Power and its board of directors (the “Board”) have always been open to considering all options to maximize value for Atlantic Power’s securityholders and stakeholders.

The Board, after consultation with financial and legal advisors, and based on the unanimous recommendation of a special committee of the Board comprised entirely of independent directors (the “Special Committee”), has unanimously determined to approve this transaction for several reasons, including the price offered by I Squared Capital for each of the securities, as well as I Squared Capital’s proven track record of successfully executing on similar transactions. The Board, after evaluating the offer and receiving the unanimous recommendation of the Special Committee, unanimously believes the transaction is in the best interest of Atlantic Power.

Additional details regarding the Board’s and the Special Committee’s reasoning will be included in the meeting materials to be publicly filed and mailed to securityholders.

Q: What events ultimately led to this transaction?

A: Additional details regarding the events leading up to the transaction will be included in the meeting materials to be publicly filed and mailed to securityholders.

Consideration

Q: Do you believe that the consideration under I Squared Capital’s offer is fair?

A: Yes. The Special Committee, after evaluating the offer and considering the advice of its legal and financial advisors, and after extensive negotiation and thorough consideration, have concluded that the transaction is fair and in the best interest of Atlantic Power and unanimously recommended that the Board approve the transaction. The Board, after evaluating the offer and receiving the unanimous recommendation of the Special Committee, believes the transaction is fair and in the best interest of Atlantic Power. The Board recommends that shareholders and convertible debenture holders vote in favor of the transaction. In addition, the board of directors of Atlantic Power Preferred Equity Ltd. recommends that preferred shareholders vote in favor of the transaction and the board of directors of the general partner of Atlantic Power Limited Partnership recommends that medium term noteholders vote in favor of the transaction.

Q: What consideration will securityholders receive?

A: Holders of Atlantic Power’s common shares (the “common shares”) will receive US$3.03 per share in cash, which is significantly above recent trading levels and represents a 48% premium to the 30-day VWAP of the common shares on the NYSE ending on the announcement date.

Holders of Atlantic Power Preferred Equity Ltd.’s cumulative redeemable preferred shares, Series 1, cumulative rate reset preferred shares, Series 2, and cumulative floating rate preferred shares, Series 3 (collectively, the “preferred shares”), will receive C$22.00 per preferred share held in cash, representing meaningful premiums to the recent trading prices of such shares on the TSX.

The offer for Atlantic Power Limited Partnership’s 5.95% medium term notes (the “medium term notes”) is at 106.071% to par as of the closing of the transaction, plus accrued and unpaid interest on the medium term notes up to, but excluding, the closing date of the transaction. Holders of medium term notes that deliver a written consent to the proposed amendments to the trust indenture governing the medium term notes to provide for the redemption will also be entitled to a consent fee equal to 0.25% of the principal amount of medium term notes held by such holders, conditional on closing of the transaction.

Atlantic Power’s 6.00% Series E convertible unsecured debentures (the “convertible debentures”) will be converted into common shares of Atlantic Power immediately prior to closing at the conversion ratio then in effect, including the “make whole premium shares” issuable under the terms of the indenture governing the convertible debentures following a cash change of control. Debenture holders will then receive the common share consideration of US$3.03 in cash for each common share received on conversion. Debenture holders will also be entitled to receive all accrued and unpaid interest on the convertible debentures up to, but excluding, the closing date of the transaction.

The make whole premium is based, in part, upon the U.S. to Canadian dollar exchange rate as of the eleventh trading day prior to closing of the transaction. As such, the final price for each C$1,000 of convertible debentures will not be known until the closing date is known.

Q: Will preferred shareholders, medium term noteholders and convertible debenture holders continue to be paid dividends and interest payments until closing?

A: Yes, preferred shareholders, convertible debenture holders and medium term noteholders will continue to be paid regularly scheduled quarterly dividends and interest payments until closing.

Preferred shareholders will not be entitled to a pro rata dividend in the event that the closing occurs mid-quarter. Convertible debenture holders and medium term noteholders will continue to receive accrued and unpaid interest on the convertible debentures and medium term notes up to, but excluding, the closing date of the transaction.

Q: I own securities in Atlantic Power. What do I need to do now?

A: There is no action required at this time. If you own securities, you will be given the opportunity to vote or consent for the transaction with I Squared Capital. Information regarding voting or consenting will be set out in the meeting materials and/or consent solicitation materials to be provided to you.

Approvals and Conditions

Q: Is the transaction already financed? Did I Squared Capital receive committed financings?

A: The transaction is not subject to a financing condition. The consideration is to be funded with equity commitments from the investment vehicles comprising ISQ Global Infrastructure Fund II, which is managed by I Squared Capital. I Squared Capital may obtain debt financing in connection with the transaction, though this is not a condition to closing.

Q: What are the required securityholder approval thresholds?

A: The transaction must be approved by:

•	66 ⅔% of the votes cast by common shareholders who vote (in person or by proxy) at a special meeting of holders of common shareholders, with each common shareholder entitled to one vote per common share held;

•	66 ⅔% of the votes cast by preferred shareholders (voting as a single class) who vote (in person or by proxy) at a special meeting of preferred shareholders, with each preferred shareholder entitled to one vote per preferred share held;

•	66 ⅔% of the principal amount of convertible debentures voted at a meeting of debenture holders; and

•	66 ⅔% of the principal amount of medium term notes voted at a meeting of noteholders.

In addition, the transaction must be approved by more than 50% of the votes cast by common shareholders who vote (in person or by proxy) at the special meeting of common shareholders, excluding those common shareholders whose votes are required to be excluded under applicable Canadian securities laws. The number of common shares to be excluded from this vote is immaterial.

Atlantic Power may also obtain debenture holder and/or noteholder approval by way of a written consent rather than a formal meeting, in which case 66 ⅔% of the principal amount of convertible debentures and medium term notes outstanding must consent, as applicable.

Q: What happens to securityholders who don’t vote in favor of the transaction?

A: Provided all of the required approval thresholds are met, securities held by securityholders who do not vote in favor of the transaction will still have their securities acquired in exchange for the applicable consideration, and will no longer be securityholders of Atlantic Power or its subsidiaries following closing.

Q: Will securityholders have dissent rights?

A: Yes, holders of common shares and preferred shares will have dissent rights. These rights will be described in detail in the information circular and proxy statement.

Q: When will the meetings occur?

A: Atlantic Power is in the process of preparing draft meeting materials which, once finalized, will be mailed to securityholders and publicly filed. The meeting dates will be announced as soon as they are known.

Q: What are the quorum requirements?

A: The quorum requirements for the securityholder meetings (if applicable) are:

•	25% of the outstanding common shares (in person or represented by proxy);

•	10% of the preferred shareholders (in person or represented by proxy);

•	25% of the principal amount of convertible debentures outstanding (in person or represented by proxy); and

•	25% of the principal amount of medium term notes outstanding (in person or represented by proxy).

Q: How can securityholders vote on the transaction?

A: Information regarding voting will be set out in the meeting materials and/or consent solicitation documents to be mailed to securityholders and filed in connection with the transaction.

Q: Have any parties entered into voting agreements in connection with the transaction?

A: Yes, Atlantic Power’s directors and executive officers have entered into voting agreements agreeing to vote in favor of the transaction.

In addition, a bondholder representing approximately 66% of the principal amount of medium term notes and approximately 19% of the principal amount of convertible debentures outstanding, has agreed to vote in favor of or otherwise consent to the amendments to the indentures governing those securities.

Q: What court or regulatory approvals are required in connection with transaction?

A: The transaction must be approved by the Supreme Court of British Columbia. The transaction is also subject to the receipt of regulatory approvals under the Canadian Competition Act and the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Communications Act of 1934, as amended, and the Federal Power Act, as amended.

Q: What are the other conditions to closing?

A: The transaction is subject to other customary closing conditions for a transaction of this nature, as well as the receipt of consents of third parties under certain of Atlantic Power’s material contracts.

Timing

Q: What is the expected timing for closing the transaction?

A: We currently expect the transaction to close in the second quarter of 2021.

Q: When will the meetings occur?

A: Atlantic Power is in the process of preparing draft meeting materials which, once finalized, will be mailed to securityholders and publicly filed. The meeting dates will be announced as soon as they are known.

Termination and Termination Fee

Q: Will you be seeking other offers from prospective purchasers?

A: As is customary for transactions such as these, Atlantic Power is prohibited from soliciting any additional offers but it has retained the right to respond to an unsolicited offer made prior to approval of the common shareholders that is determined by the Board after consultation with its financial advisors and its outside legal counsel, to be a superior proposal, subject to customary conditions.

Q: What happens if another bidder emerges?

A: As is customary for transactions such as these, if another bidder makes a superior proposal prior to the approval by common shareholders, the Board has the right to consider it and I Squared Capital has the right to match it. Atlantic Power is permitted to enter into a superior proposal provided that it pays the termination fee.

Q: What is the size of the termination fee and when is it payable?

A: Atlantic Power may be required to pay a termination fee of US$12.5 million in certain customary circumstances, including where:

•	it terminates the agreement in order to enter into a superior proposal;

•	the Board changes its recommendation to shareholders; or

•	an alternative proposal is publicly announced prior to the date of the shareholder meeting, shareholders do not approve the transaction, and Atlantic Power enters into a competing transaction within 12 months after termination.

There is no termination fee owing by Atlantic Power solely because securityholders do not approve the transaction (except in the limited circumstance noted above), or the regulatory approvals are not obtained.

I Squared Capital may be required to pay Atlantic Power a termination fee of US$15 million in the event it materially breaches any representation, warranty or covenant under the agreement that causes a condition to closing in favor of Atlantic Power not to be satisfied.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under Canadian securities law (collectively, “forward-looking statements”). Certain statements in this document may constitute forward-looking statements, which reflect the expectations of Atlantic Power’s management regarding the business prospects and opportunities of Atlantic Power and its projects and the transaction. These statements, which are based on certain assumptions and describe Atlantic Power’s future plans, strategies and expectations, can generally be identified by the use of the words “plans”, “expects”, “does not expect”, “is expected”, “intends”, “anticipates” or “does not anticipate”, “believes”, “outlook”, “objective”, or “continue”, or equivalents or variations, including negative variations, of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Examples of such statements in this document include, but are not limited to, statements with respect to the following:

•	the anticipated benefits of the transaction to the parties, the holders of Atlantic Power’s common shares and convertible debentures, the holders of Atlantic Power Preferred Equity Ltd.’s preferred shares and the holders of Atlantic Power Limited Partnership’s medium term notes;

•	the anticipated receipt of required regulatory, court and securityholder approvals for the transaction;

•	the receipt of third-party consents necessary to satisfy closing conditions to the transaction;

•	the ability of the parties to satisfy the other conditions to, and to complete, the transaction;

•	Atlantic Power’s intention to hold meetings of the holders of Atlantic Power’s common shares and Atlantic Power Preferred Equity Ltd.’s intention to hold a meeting of the holders of Atlantic Power Preferred Equity Ltd.’s preferred shares;

•	the mailing of the management information circular and proxy statement and/or consent solicitation documents; and

•	the anticipated timing of the closing of the transaction.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Risks and uncertainties inherent in the nature of the transaction include the failure of Atlantic Power, Atlantic Power Limited Partnership, Atlantic Power Preferred Equity Ltd. and I Squared Capital and its affiliates to obtain necessary securityholder, regulatory and court approvals, including those noted above, obtain third-party consents, or to otherwise satisfy the conditions to the completion of the transaction, in a timely manner, or at all. Failure to so obtain such approvals or consents, or the failure of the parties to otherwise satisfy the conditions to or complete the transaction, may result in the transaction not being completed on the proposed terms, or at all. Please also refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in Atlantic Power’s periodic reports as filed with the U.S. Securities and Exchange Commission (the “SEC”) from time to time for a detailed discussion of the risks and uncertainties affecting Atlantic Power. The anticipated dates provided may change for a number of reasons, including unforeseen delays in preparing securityholder meeting or consent solicitation materials, the inability to secure necessary securityholder, regulatory, court or other third-party approvals or consents in the time assumed, delays resulting from the impact of the COVID-19 pandemic, or the need for additional time to satisfy the other conditions to the completion of the transaction. Although the forward-looking statements contained in this document are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward- looking statements, and the differences may be material. These forward-looking statements are made as of the date of this document and, except as expressly required by applicable law, Atlantic Power assumes no obligation to update or revise them to reflect new events or circumstances.

Additional Information about the Arrangement and Where to Find It

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This document has been prepared in respect of the transaction involving Atlantic Power, Atlantic Power Limited Partnership, Atlantic Power Preferred Equity Ltd., and certain funds managed by I Squared Capital (the “Purchasers”) pursuant to the terms of the Arrangement Agreement by and among Atlantic Power, Atlantic Power Limited Partnership, Atlantic Power Preferred Equity Ltd. and the Purchasers and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, Atlantic Power will file a management information circular and proxy statement relating to a special meeting of the holders of its common shares with the SEC and Canadian Securities Administrators. Additionally, Atlantic Power will file other relevant materials in connection with the transaction with the SEC. Securityholders of Atlantic Power are urged to read the management information circular and proxy statement and/or consent solicitation documents regarding the transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the transaction because they will contain important information about the transaction and the parties to the Arrangement Agreement. The definitive management information circular and proxy statement will be mailed to holders of Atlantic Power’s common shares. Holders of Atlantic Power’s common shares will be able to obtain a copy of the management information circular and proxy statement, and the filings with the SEC and Canadian Securities Administrators that will be incorporated by reference into the management information circular and proxy statement, as well as other filings containing information about the transaction and the parties to the Arrangement Agreement made by Atlantic Power with the SEC and Canadian Securities Administrators free of charge on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, or on Atlantic Power’s website at www.atlanticpower.com. Information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated into and does not constitute a part of this document. We have included these website addresses only as inactive textual references and do not intend them to be active links.

Participants in the Solicitation

Atlantic Power and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Atlantic Power’s common shares in respect of the transaction. Information about Atlantic Power’s directors and executive officers is set forth in the proxy statement and proxy circular for Atlantic Power’s 2020 Annual General Meeting of Shareholders, which was filed with the SEC and Canadian Securities Administrators on April 28, 2020. Investors may obtain additional information regarding the interest of such participants by reading the management information circular and proxy statement regarding the Arrangement when it becomes available.